Exhibit 99.1

Ondas Holdings Promotes Yishay Curelaru, Seasoned Technology Executive, to Chief Financial Officer

WALTHAM, MA / September 21, 2023 / Ondas Holdings Inc. (NASDAQ: ONDS), (“Ondas Holdings”, “Ondas”, or the “Company”), a leading provider of private industrial wireless networks and commercial and automated data solutions announced today that Yishay Curelaru has been promoted to Chief Financial Officer (CFO), Treasurer and Secretary. Mr. Curelaru will report directly to Eric Brock, Ondas’ Chief Executive Officer. In addition to his responsibilities at Ondas Holdings, Mr. Curelaru will continue to serve as CFO of Ondas’ wholly owned subsidiary, Airobotics LTD (“Airobotics”), and lead the financial management of the Ondas Autonomous Systems (“OAS”) business unit.

“I am pleased to have Yishay undertake this expanded role within Ondas Holdings,” said Mr. Brock. “He brings extensive operating and financial experience to the company and has demonstrated exceptional performance and leadership in his operational, financial, and accounting roles at Ondas Autonomous Systems. I am confident Yishay will make meaningful contributions in the execution of our growth plan at Ondas Holdings.”

Mr. Curelaru has held CFO responsibilities at OAS since the acquisition of Airobotics, which closed in January 2023. He joined Airobotics in 2018 and has served as CFO since February 2021. At Airobotics, Mr. Curelaru led multiple financings which included an initial public offering in Tel Aviv in September 2021. He is a seasoned financial and operational executive and was previously CFO of Israeli-based On Track Innovations, a Nasdaq-listed company until it was acquired by Nayax Ltd. (Nasdaq: NYAX) in 2022. Mr. Curelaru, a Certified Public Accountant (CPA), began his business career with global accounting firm PWC in 2011, and graduated from Ben-Gurion University with a B.A. in Economics, with a major in Accounting.

“I am excited to join Ondas Holdings at this stage of our business expansion,” said Mr. Curelaru. “We have a substantial opportunity to leverage our technology platforms globally and deliver valuable solutions to customers across critical industrial and government markets. I look forward to continuing to work closely with Eric and the leadership team across Ondas and our business units to drive growth and returns for our investors.”

Mr. Curelaru replaces Derek Reisfield.

About Ondas Holdings Inc

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Our Ondas Autonomous Systems business unit designs, develops, and markets commercial drone solutions via the Optimus System and the Iron Drone Raider™ (the “Autonomous Drone Platforms”). The Autonomous Drone Platforms are highly automated, AI-powered drone systems capable of continuous, remote operation and are marketed as “drone-in-a-box” turnkey data solution services. They are deployed for critical industrial and government applications where data and information collection and processing are required. The Autonomous Drone Platforms are typically provided to customers under a Robot-as-a-Service (RAAS) business model. American Robotics and Airobotics have industry leading regulatory successes which include a first of its kind FAA Type Certification for the Optimus System and having the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site.

Ondas Networks, American Robotics and Airobotics together provide users in oil & gas, rail, mining, agriculture, public safety and other critical infrastructure and government markets with improved connectivity and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on Twitter and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on Twitter and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on Twitter and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888.350.9994 x1019

ir@ondas.com

Media Contact for Ondas

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com